Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of February 1, 2019, is by and between Lingo Management, LLC, a Georgia limited liability company (“Buyer”), and Fusion Cloud Services, LLC (f/k/a Birch Communications, LLC), a Georgia limited liability company (“Seller”). Capitalized terms used herein have the meanings set forth in Section 1.1.

RECITALS

WHEREAS, Seller and its Subsidiaries are engaged in the business of, providing, among other things, telecommunications services, information services, and interconnected Voice over Internet Protocol (“VoIP”) services to end-user customers; and

WHEREAS, Buyer desires to purchase from Seller and the Applicable Seller Subsidiary (as defined herein), and Seller and the Applicable Seller Subsidiaries desire to sell, assign, transfer, convey and deliver to Buyer or the Applicable Buyer Subsidiary, free and clear of any Encumbrances, the Acquired Assets (each as defined herein).

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms. In addition to terms that are used and otherwise defined in this Agreement, the terms below shall have the following meanings:

“Acquired Assets” has the meaning set forth in Section 2.1.

“Acquired Customers” means the Active Customers together with the CABS Revenue associated with those Active Customers.

“Active Customers” has the meaning set forth in Section 2.1(a).

“Acquired Customer Historical Valuation Report” means the report delivered by Seller’s counsel to Buyer’s counsel via email in connection with the execution of this Agreement containing customers of Seller and/or the Applicable Seller Subsidiaries.

 “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled” and “common control”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

              “Agreement” has the meaning set forth in the introductory paragraph.

“Applicable Buyer Subsidiary” means any Subsidiary of the Buyer that will provide Services to the Acquired Customers following their date of transfer hereunder.

“Applicable Seller Subsidiary” means any Subsidiary of the Seller that provides Services to the Acquired Customers.

“Assumed Liabilities” has the meaning set forth in Section 2.3.

“Bill of Sale” means a bill of sale pursuant to which Seller shall sell, convey, transfer, assign and deliver to Buyer (or a nominee of Buyer) the Acquired Assets, in substantially the form attached hereto as Exhibit A.

“Books and Records” means all files, documents, instruments, papers, books, reports, records, correspondence, supplier lists, tapes, microfilms, photographs, letters, ledgers, journals, technical documentation (design specifications, functional requirements, operating instructions, logic manuals, flow charts, etc.), user documentation (installation guides, user manuals, training materials, release notes, working papers, etc.), marketing and promotional materials, and other similar materials in each case to the extent related to the Acquired Customers or otherwise associated with the Acquired Assets.

“BSS” has the meaning set forth in Section 2.1(f).

“Business Day” means any day on which national banking institutions in New York, New York are open to the public for conducting business and are not required or authorized to close.

“Buyer” has the meaning set forth in the introductory paragraph.

“CABS” means carrier access billing services.

“CABS Revenue” has the meaning set forth in Section 2.1(b).

“Closing” has the meaning set forth in Section 3.1(a).

“Closing Date” has the meaning set forth in Section 3.1(a).

“Closing Statement” has the meaning set forth in Section 2.6(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Customer Paperwork” means all service order forms, master services agreements, terms and conditions, letters of authorization, and any associated paperwork signed by an Active Customer with the Seller and/or one of the Applicable Seller Subsidiaries and associated with the provision of the Services to the Active Customers.

“Customer Prepayments and Deposits” means the sum of, without duplication, (a) any customer payments received by Seller or any Applicable Seller Subsidiary in respect of Services to be provided by Buyer or any Applicable Buyer Subsidiary from and after the date hereof; (b) customer deposits held by Seller or an Applicable Seller Subsidiary in respect of Active Customers as of the date hereof; and (c) credit balances of the Active Customers as of the date hereof.

“Delayed Closing” has the meaning set forth in Section 3.1(b).

“Elite Customer” means customers of Seller and/or Applicable Seller Subsidiaries that purchases Services and either (a) have multiple locations that collectively were billed $5,000 or more in December 2018 or (b) were originated as a customer of Seller by a master agent or other agent where it was agreed between Seller or the Applicable Seller Subsidiary and the agent to treat agent’s customers as “Elite.”

“Excluded Customers” means all customers of Seller and/or any Applicable Seller Subsidiary that, as of the date hereof (a) are 60 days or more past due from the invoice date or (b) have credit balances.

“Encumbrance” shall mean any interest, pledge, lien, mortgage, security interest, lease, sublease, hypothecation, deed of trust, right of use or possession, right of first offer or first refusal, easement, servitude, restrictive covenant, encroachment, encumbrances, restriction, judgment, demand, successor liability claim, charge of any kind or nature, claim, obligation, option or right, whether imposed by agreement, understanding, law, equity or otherwise (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, liquidated or unliquidated, senior or subordinated).

“Excluded Assets” has the meaning set forth in Section 2.2.

“Excluded Liabilities” has the meaning set forth in Section 2.4.

“FCC” shall mean the Federal Communications Commission.

“FCC Approval” has the meaning set forth in Section 7.4.

“Final Order” means an action taken or order issued by the applicable Governmental Authority as to which: (a) no request for stay of the action or order is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it is passed, including any extensions thereof; (b) no petition for rehearing or reconsideration of the action or order, or protest of any kind, is pending before the Governmental Authority and the time for filing any such petition or protest is passed; (c) the Governmental Authority does not have the action or order under reconsideration or review on its own motion and the time for such reconsideration or review has passed; and (d) the action or order is not then under judicial review, there is no notice of appeal or other application for judicial review pending, and the deadline for filing such notice of appeal or other application for judicial review has passed, including any extensions thereof, or if an appeal has been commenced, no stay is in effect.

“Governmental Authority” means any government, quasi-governmental entity or other governmental or regulatory body or agency, whether foreign, federal, state or local, or any agency, instrumentality, court or authority thereof.

“Law” means any federal, state, provincial, territorial, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, writ, edict, decree, rule, regulation, judgment, ruling, policy, guideline or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Legal Requirements” means any federal, state, local, municipal, foreign, international, multinational, or other administrative Order, constitution, Law, ordinance, principle of common law, regulation, statue or treaty.

“Management Services Agreement” means a management services agreement substantially in the form of Exhibit B attached hereto pursuant to which Buyer would provide management services to Seller and the Applicable Seller Subsidiaries with respect to the Acquired Customers prior to the Closing or the Delayed Closing, as applicable.

“Non-Active Customers” means a customer listed on the Non-Active Customers List.

“Non-Active Customers List” has the meaning set forth in Section 2.1(c).

“Order” means any award, writ, injunction, judgment, order or decree issued, made or rendered by any Governmental Authority.

“OSS” has the meaning set forth in Section 2.1(f).

“Parties” and “Party” means Buyer and Seller.

“Pass-Through Charges” means all charges collected for the purposes of being remitted to a Governmental Authority, including federal universal service fund charges remitted to USAC and state universal service fund charges remitted to state authorities.

 “Person” means any individual, corporation, partnership, limited liability company, trust, association, joint venture or other entity of any kind whatsoever.

“Post-Closing Period” means, with respect to the applicable Acquired Assets sold as of a certain date, any taxable period beginning on such date or, in the case of any tax period which includes, but does not begin on or after such date, the portion of such period beginning on such date.

“Pre-Closing Period” means, with respect to the applicable Acquired Assets sold as of a certain date, any taxable period ending on or before the day immediately preceding such date, or in the case of any taxable period which includes, but does not end on or before such date, the portion of such period up to and including the day immediately preceding such date.

“Proceedings” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative, and whether one or more) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitral body.

“Purchase Price” has the meaning set forth in Section 2.5.

“Redesignation Vendors” has the meaning set forth in Section 6.13.

“Regulatory Approval” means any consent, waiver, approval, order, communications license, or authorization of the FCC, any State PUCs or any other Governmental Authority required in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

“Regulatory Payments” shall mean the amounts necessary to satisfy any asserted regulatory fees, assessments, fines, penalties or other payments assessed by the FCC, any State PUC, USAC, or any similar state universal service fund administrator, based upon Seller’s revenues or Seller providing Services to Acquired Customers prior to the Closing Date.

 “Representative” means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

“Revenue” means the actual revenue derived from the Acquired Customers, but excluding any Pass-Through Charges.

“Seller” has the meaning set forth in the introductory paragraph.

“Services” means telecommunications services, information services, and interconnected VoIP services as defined in 47 U.S.C. §§ 153(24), (25), (53).

“State PUC” shall mean the agencies or commissions or other Governmental Authorities with jurisdiction over Seller, including, but not limited to, any public utility commission, state regulatory agency or municipality.

“Subsidiary” means, with respect to any Person, any entity in which such Person (a) owns, directly or indirectly, at least a majority of the outstanding voting securities, equity interests, profits interest or capital interest, (b) is entitled to elect at least one-half of the board of directors or similar governing body or (c) in the case of a limited partnership or limited liability company, is a general partner or managing member and has the power to direct the policies, management and affairs of such entity.

“Tax” or “Taxes” (and with correlative meaning, “Taxable” and “Taxing”) means (a) any federal, state, provincial, local, foreign or other income, alternative, minimum, add-on minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, intangibles, windfall profits, gross receipts, value added, sales, use, goods and services, excise, escheat, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental, natural resources, real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers’ compensation, payroll, health care, withholding, estimated or other similar tax, duty, levy or other governmental charge or assessment or deficiency thereof (including all interest and penalties thereon and additions thereto whether disputed or not) and (b) any transferee liability in respect of any items described in clause (a) above.

“Transaction Documents” means this Agreement, each Bill of Sale, the Management Services Agreement and any other agreements, instruments or documents entered into pursuant to this Agreement.

“Transfer Taxes” has the meaning set forth in Section 6.12.

“USAC” means the Universal Service Administrative Company.

1.2 Other Definitions and Interpretive Matter. Unless otherwise expressly provided, for purposes of this Agreement the following rules of interpretation shall apply:

(a) Calculation of Time Period. When calculating the period of time before which, within which, or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a day other than a Business Day, the period in question shall end on the next succeeding Business Day.

(b) Dollars. Any reference in this Agreement to $ means U.S. dollars.

(c) Exhibits and Schedules. All Exhibits and Schedules attached or annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall be defined as set forth in this Agreement.

(d) Gender and Number. Any reference in this Agreement to gender includes all genders, and words imparting only the singular number include the plural and vice versa.

(e) Headings. The division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement. All references in this Agreement to any “Section” or “Article” are to the corresponding Section or Article of this Agreement unless otherwise specified.

(f) Herein. Words such as “herein,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires.

(g) Including. The word “including” or any variation thereof means “including, without limitation,” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

ARTICLE II

PURCHASE AND SALE; PURCHASE PRICE

2.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions and provisions contained herein, on the Closing Date or Delayed Closing, as applicable, the Seller (or, if applicable, the Applicable Seller Subsidiary) will sell, convey, transfer, assign and deliver to Buyer or an Applicable Buyer Subsidiary, and Buyer or an Applicable Buyer Subsidiary shall purchase from Seller (or, if applicable, an Applicable Seller Subsidiary), free and clear of any and all Encumbrances, all right, title and interest in and to the following assets of Seller or the Applicable Seller Subsidiary (collectively the “Acquired Assets”):

(a) the customers specifically identified in the Acquired Customer Historical Valuation Report (which does not include any Excluded Customers) that currently purchase one or more Services from Seller and/or an Applicable Seller Subsidiary that collectively have monthly recurring billed revenue (excluding any Pass-Through Charges) for the month of January 2019 of $520,843 (resulting in annualized billed revenue of $6,250,116) (the “Active Customers”);

(b) all CABS revenue associated with the Active Customers as of the Closing (“CABS Revenue”);

(c) a list of all cancelled and non-active customers of Seller and the Applicable Seller Subsidiaries that had, at any point during 12 months prior to the date hereof, monthly recurring revenue (excluding any former Elite Customers) of less than or equal to $190 (the “Non-Active Customers List”);

(d) all Customer Paperwork associated with the Active Customers;

(e) customer service telephone numbers (toll free and local numbers) and blocks of telephone numbers assigned to Seller or any Applicable Seller Subsidiary, that are solely used or maintained to support the Active Customers;

(f) all historical billing records, trouble ticket information and similar information relating to the Acquired Customers contained in billing support systems (“BSS”) or operations support systems (“OSS”) used by Seller and/or any Applicable Seller Subsidiary, along with associated data definition and migration assistance, including digital copies of invoices for each Acquired Customer for up to six months prior to the date hereof, which shall be provided to Buyer within 30 days following the execution date of this Agreement;

(g) any customer deposits and credit balances related solely to the Acquired Customers; and

(h) all Books and Records related to the Acquired Customers.

2.2  Excluded Assets. Notwithstanding anything to the contrary contained in this Agreement, neither Buyer nor any Applicable Buyer Subsidiary shall acquire any assets of Seller or any Applicable Seller Subsidiary, other than the Acquired Assets (the “Excluded Assets”).

2.3 Assumption of Liabilities. Upon the terms and subject to the conditions and provisions contained herein, at the Closing, or, if applicable, the Delayed Closing, Buyer shall assume all of the liabilities and obligations of Seller and/or the Applicable Seller Subsidiary, as the case may be, under the Customer Paperwork relating to the Active Customers arising from and after the date of this Agreement, other than any such liabilities and obligations arising out of or related to a breach or default thereunder by Seller or the Applicable Seller Subsidiary (the “Assumed Liabilities”).

2.4 Liabilities Not Assumed. Except for the Assumed Liabilities, neither Buyer nor any Applicable Buyer Subsidiary will assume any liability or obligation of Seller or any Applicable Seller Subsidiary whatsoever, whether known or unknown, disclosed or undisclosed, accrued or hereafter arising, absolute or contingent, and Seller and the Applicable Seller Subsidiary will retain responsibility for, and will timely discharge and satisfy, all such liabilities and obligations (collectively the “Excluded Liabilities”).

2.5 Purchase Price.

(a) Subject to adjustment pursuant to Section 2.6, the aggregate cash amount to be paid by Buyer to Seller for the Acquired Assets is $10,000,000 (the “Purchase Price”).

(b) The Purchase Price shall be paid as follows:

(i) no later than one business day following the date of this Agreement, Buyer will pay or cause to be paid to Seller by wire transfer of immediately available funds $9,250,000 (the “Initial Payment”); and

(ii) on the Closing Date, Buyer will pay or cause to be paid to Seller by wire transfer of immediately available funds an amount equal to the Purchase Price (as adjusted pursuant to Section 2.6) minus the Initial Payment (such amount, the “Closing Payment”).

2.6 Closing Statement.

(a) No later than five (5) Business Days prior to the Closing Date, Seller shall deliver to Buyer a written statement (the “Closing Statement”) setting forth Seller’s good faith estimate of the Customer Prepayments and Deposits. Should Buyer object to any of the amounts or calculations in the Closing Statement, Buyer and Seller shall cooperate in a diligent and good faith manner to resolve such objections prior to the Closing, and the Closing Statement shall be adjusted prior to the Closing to reflect any changes agreed to by Buyer and Seller prior to the Closing.

(b) The Closing Payment shall be decreased by the Customer Prepayments and Deposits set forth in the Closing Statement.

2.7 Failure to Fund the Full Amount of the Closing Payment. In the event that Buyer fails to fund the full amount of the Closing Payment on the Closing Date, (a) the Closing shall never the less proceed, but the value of the Acquired Assets sold on such date and at any Delayed Closing, if applicable, shall be adjusted pro rata to give effect to the Purchase Price being reduced by the amount of the Closing Payment that is not paid by Buyer at the Closing, (b) the value of the Acquired Assets transferred shall be further adjusted downward by a factor of fifteen percent (15%) to take into account Buyer’s failure to meet its obligations under this Agreement, and (c) Buyer shall refund to Seller an amount equal to (i) the Net Amount (as defined in the Management Services Agreement) actually received by Buyer under the Management Services Agreement from the date hereof until the Closing multiplied by (ii) the quotient obtained by dividing (A) the amount of the Closing Payment that is not paid by Buyer at the Closing by (B) the Purchase Price.

ARTICLE III

THE CLOSING

3.1 Closing.

(a) The consummation of the transactions contemplated in this Agreement (the “Closing”) shall take place at the offices of Jones Day, 1420 Peachtree Street, NE, Suite 800, Atlanta, Georgia 30309, or at another location mutually agreed to by the Parties, on the earlier of (i) subject to Section 3.1(b), April 1, 2019 (provided that all the conditions to Closing set forth in Article VII and Article VIII , other than the conditions set forth in Section 7.5 and Section 8.5, have been satisfied or waived) and (ii) such time as all of the conditions to Closing set forth in Article VII and Article VIII have been satisfied or waived. The date on which the Closing occurs is referred to herein as the “Closing Date”.

(b) If the Closing occurs pursuant to clause (i) of Section 3.1(a), Acquired Assets subject to any Regulatory Approvals that have not been obtained at such time will not be transferred to Buyer at such Closing and will remain subject to the terms of the Management Services Agreement until such time as they are conveyed to Buyer. Upon the receipt of any such Regulatory Approvals, the Acquired Assets subject thereto will be transferred to Buyer within five (5) Business Days of receipt of the associated Regulatory Approvals(s) (each such transfer, a “Delayed Closing”).

3.2 Closing Deliveries. At the Closing, and, as applicable, at each Delayed Closing:

(a) Seller shall sell, and Buyer shall purchase, the portion of the Acquired Assets sold on such date, free and clear of all Encumbrances;

(b) Buyer shall assume the Assumed Liabilities associated with the Acquired Assets sold on such date;

(c) at the Closing, Buyer shall fund the Closing Payment in accordance with Section 2.5(b)(ii) and/or, only in the event of any short-fall in the amount of such required payment, an adjustment in the value of the Acquire Assets shall be made in accordance with Section 2.7 above and Buyer shall pay the amount contemplated by clause (c) of Section 2.7.

(d) Seller shall deliver an executed Bill of Sale with respect to the portion of the Acquired Assets sold on such date;

(e) Seller shall deliver such other instruments as shall be reasonably requested by Buyer to vest in Buyer title in and to the Acquired Assets sold on such date; and

(f) Seller shall deliver payoff letters and releases of all Encumbrances on the Acquired Assets sold on such date, in form and substance reasonably satisfactory to Buyer.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

As an inducement to Buyer to enter into this Agreement, Seller hereby makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date (and, if applicable, on the date of each Delayed Closing with respect to the Acquired Assets sold on such date):

4.1 Organization and Good Standing. Seller is a limited liability company validly existing and in good standing under the Laws of the state of Georgia.

4.2 Authority; Validity. Seller has the requisite power and authority necessary to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller and the Applicable Seller Subsidiaries of the transactions contemplated herein have been duly and validly authorized by all necessary limited liability, corporate, partnership or similar action on the part of Seller and each Applicable Seller Subsidiary and no further action is required on the part of Seller or Applicable Seller Subsidiary to authorize this Agreement or any Transaction Document to which it is a party or the performance of its obligations hereunder or thereunder. This Agreement has been duly and validly executed and delivered by Seller and each other Transaction Document to which Seller or any Applicable Seller Subsidiary is a party will be duly and validly executed and delivered by Seller or the Applicable Seller Subsidiary at the Closing. This Agreement and the other Transaction Documents to which Seller or an Applicable Seller Subsidiary is a party constitutes the legal, valid and binding obligation of Seller or such Applicable Seller Subsidiary enforceable against Seller or such Applicable Seller Subsidiary in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally or general principles of equity.

4.3 Litigation. There are no Proceedings pending or, to the knowledge of Seller, threatened against Seller or any Applicable Seller Subsidiary with respect to the Acquired Assets or that would adversely affect Seller’s or any Applicable Seller Subsidiary’s ability to perform its obligations under this Agreement or any other Transaction Documents to which it is a party or to consummate the transactions contemplated hereby or thereby. There is no Order to which any of the Acquired Assets is subject that would prevent the transfer of such Acquired Assets according to the terms and conditions of this Agreement.

4.4 Compliance with Legal Requirements. Since May 4, 2018 neither Seller nor any Applicable Seller Subsidiary has received any written notice of or been charged with any violation of any Legal Requirements.

4.5 Consents and Approvals. Except as set forth on Schedule 4.5:

(a) No notices, reports or other filings are required to be made by Seller or any Applicable Seller Subsidiary with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Seller and/or any of the Applicable Seller Subsidiaries from, any Governmental Authority in connection with the execution, delivery and performance of this Agreement by Seller and/or any Applicable Seller Subsidiary and the consummation of the transactions contemplated hereby.

(b) Neither the execution, delivery or performance by Seller of this Agreement or any of the Transaction Documents, nor the consummation of the transactions contemplated by this Agreement or any of the Transaction Documents, will directly or indirectly (with or without the giving of notice or the lapse of time or both): (i) conflict with or result in a violation of any provision of the certificate of formation or operating agreement (or similar governing documents) of Seller or any Applicable Seller Subsidiary; (ii) assuming that all filings, permits, authorizations, consents and approvals in Schedule 4.5 are made and obtained, conflict with or result in a violation of any Legal Requirements to which the Seller or any Applicable Seller Subsidiary or any of the Acquired Assets is subject; (iii) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any contract to which the Seller or any Applicable Seller Subsidiary is a party, or give any Person the right to (x) declare a default or exercise any remedy under any such contract or (y) modify, terminate, or accelerate any right, liability or obligation of the Seller or any Applicable Seller Subsidiary under any such contract, or charge any fee, penalty or similar payment to the Seller or any Applicable Seller Subsidiary under any such contract; or (v) result in the imposition or creation of any Encumbrance upon or with respect to any Acquired Asset.

4.6 Revenue. The total monthly recurring billed revenue from the Acquired Customers for January 2019 was $520,843, as validated by the Acquired Customer Historical Valuation Report. The Acquired Customer Historical Valuation Report does not include any Excluded Customers.

4.7 Brokers or Finders. Neither Seller, nor any Person acting on behalf of Seller or any Applicable Seller Subsidiary, has paid or become obligated to pay, or will become obligated to pay upon the Closing, any fee or commission to any broker, finder, investment banker, agent or intermediary for or on account of the transactions contemplated by this Agreement, and Seller shall hold harmless and indemnify Buyer from any claims with respect to any such fees or commissions.

4.8 No other Representations or Warranties. Except for the representations and warranties expressly made by Seller in this Article IV, Seller makes no representation or warranty, express or implied, at Law or in equity, with respect to Seller, any Applicable Seller Subsidiary, or the Acquired Assets. Buyer hereby acknowledges and agrees that, except to the extent specifically set forth in this Agreement, Buyer and or the Applicable Buyer Subsidiary is purchasing the Acquired Assets on an “as-is, where is” basis.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

As an inducement to Seller to enter into this Agreement, Buyer hereby makes the following representations and warranties to Seller as of the date hereof and as of the Closing Date (and, if applicable, on the date of each Delayed Closing):

5.1 Organization and Good Standing. Buyer is a limited liability company validly existing and in good standing under the Laws of the State of Georgia. Buyer is not in violation of its governing documents in any material respect.

5.2 Authority; Validity. Buyer has the requisite limited liability company power and authority necessary to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer and/or the Applicable Buyer Subsidiaries of the transactions contemplated herein have been duly and validly authorized by all requisite limited liability company or corporate authority on the part of Buyer and each Applicable Buyer Subsidiary in respect thereof. This Agreement has been duly and validly executed and delivered by Buyer and each other Transaction Document to which Buyer or any Applicable Buyer Subsidiary is a party will be duly and validly executed and delivered by Buyer or the Applicable Buyer Subsidiary, as applicable, at the Closing. This Agreement and the other Transaction Documents to which Buyer or such Applicable Buyer Subsidiary is a party constitute the legal, valid and binding obligation of Buyer or such Applicable Buyer Subsidiary, enforceable against Buyer or such Applicable Buyer Subsidiary in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally or general principles of equity.

5.3 Litigation. There are no Proceedings pending or, to the knowledge of Buyer, threatened against Buyer or any Applicable Buyer Subsidiary, that would adversely affect Buyer’s or any Applicable Buyer Subsidiary’s ability to perform its obligations under this Agreement or any other Transaction Documents to which it is a party or to consummate the transactions contemplated hereby or thereby.

5.4 Consents and Approvals. Except as set forth on Schedule 5.4:

(a) No notices, reports or other filings are required to be made by Buyer or any Applicable Buyer Subsidiary with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Buyer and/or any Applicable Buyer Subsidiary from, any Governmental Authority in connection with the execution, delivery and performance of this Agreement by Buyer and/or any Applicable Buyer Subsidiary and the consummation of the transactions contemplated hereby.

(b)           Neither the execution, delivery or performance by Buyer of this Agreement or any of the Transaction Documents to which it is a party, nor the consummation of the transactions contemplated by this Agreement or any of the Transaction Documents to which it is a party, will directly or indirectly (with or without the giving of notice or the lapse of time or both): (i) conflict with or result in a violation of any provision of the certificate of formation or operating agreement (or similar governing documents) of Buyer or any Applicable Buyer Subsidiary; (ii) assuming that all filings, permits, authorizations, consents and approvals in Schedule 5.4 are made and obtained, conflict with or result in a violation of any Legal Requirements to which the Buyer or any Applicable Buyer Subsidiary or any of the Acquired Assets is subject; (iii) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any contract to which the Buyer or any Applicable Buyer Subsidiary is a party, or give any Person the right to (x) declare a default or exercise any remedy under any such contract or (y) modify, terminate, or accelerate any right, liability or obligation of the Buyer or any Applicable Buyer Subsidiary under any such contract, or charge any fee, penalty or similar payment to the Buyer or any Applicable Buyer Subsidiary under any such contract; or (iv) result in the imposition or creation of any Encumbrance upon or with respect to any Acquired Asset.

5.5 Brokers or Finders. Except for payments that may be payable to Macquarie Capital (USA) Inc. by Buyer or its direct or indirect equityholders, neither Buyer or any Applicable Buyer Subsidiary, nor any Person acting on behalf of Buyer or any Applicable Buyer Subsidiary, has paid or become obligated to pay, or will become obligated to pay upon the Closing, any fee or commission to any broker, finder, investment banker, agent or intermediary for or on account of the transactions contemplated by this Agreement, and Buyer and the Applicable Buyer Subsidiaries shall hold harmless and indemnify Seller and each Applicable Seller Subsidiary from any claims with respect to any such fees or commissions.

5.6 Financial Capability. At the Closing, Buyer will have sufficient unrestricted funds on hand (through existing credit facilities or otherwise) to pay the Closing Payment.

5.7 No other Representations or Warranties. Except for the representations and warranties expressly made by Buyer in this Article V, Buyer makes no representation or warranty, express or implied, at Law or in equity, with respect to Buyer, any Applicable Buyer Subsidiary, or the transactions contemplated hereby.

                            ARTICLE VI

COVENANTS

6.1 Reasonable Efforts. Subject to the terms and conditions set forth in this Agreement, each Party will cooperate with the other and use commercially reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all things, reasonably necessary, proper or advisable under this Agreement and applicable Legal Requirements to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement, including preparing and filing, as soon as reasonably practicable, all documentation to effect notices, reports and other filings necessary, proper or advisable to be filed with, and obtaining, as soon as reasonably practicable, all consents, registrations, approvals, permits and authorizations necessary, proper or advisable to be obtained from, any third party or Governmental Authority.

6.2 Further Assurances. In addition to the provisions of this Agreement, from time to time after the Closing Date, Seller and Buyer will use all commercially reasonable efforts to execute and deliver such other instruments of conveyance, transfer or assumption, as the case may be, and take such other actions as may be reasonably requested to implement more effectively the transactions contemplated hereby, and the conveyance and transfer of the Acquired Assets. In connection therewith, Seller shall promptly forward to Buyer (a) all mail that it receives after the Closing Date relating to the Acquired Assets, and (b) all payments that it receives after the Closing Date relating to Services performed by Buyer from and after such date (properly endorsed for the benefit of Buyer if necessary).

6.3 Conduct of Seller’s Business. Prior to the Closing Date, Seller will carry on its business with respect to the Acquired Assets in the usual and ordinary course and in substantially the same manner as conducted on the date of this Agreement. Without limiting the generality of the foregoing, Seller shall use all commercially reasonable efforts to maintain in accordance with good business practice existing relationships with its vendors and customers necessary to preserve Acquired Customer relationships for Buyer. Seller shall not change recurring or non-recurring rates, credit policies or collections procedures for the Acquired Customers without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed, or sell, transfer, swap any of the Acquired Assets.

6.4 Access. From the date hereof until the Closing Date, or the last Delayed Closing if applicable, Seller shall make available to Buyer during normal business hours Seller’s personnel and any and all Books and Records and other data that is reasonably related to the Acquired Assets, including billing data, pricing data, product descriptions, payment data, customer service data, regulatory data, network data and repair records data.

6.5 Migration of Data. Seller shall cooperate with Buyer to migrate all data related to the Acquired Assets from the BSS and the OSS into Buyer’s (or its designees) systems. The migration with respect to the Acquired Assets shall be completed with respect to the Acquired Assets within thirty (30) days following the date of this Agreement. Prior to Closing, Buyer will handle any data classified as Customer Proprietary Network Information, pursuant to FCC rules, in accordance with the provisions of the Management Services Agreement.

6.6 Regulatory Authorizations. The Parties will use their respective reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable following receipt of applicable Regulatory Approvals, (ii) jointly obtain from all Regulatory Approvals, required to be obtained by a Party, or any of their respective Subsidiaries, or to avoid any Order by any Governmental Authority, in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (iii) (A) as promptly as reasonably practicable, and in any event within five (5) Business Days after the date hereof, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required in order to obtain FCC Approval, (B) as promptly as reasonably practicable, and in any event within ten (10) Business Days after the date hereof, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required in order to obtain all other Regulatory Approvals, and (C) as promptly as reasonably practicable after the date hereof, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under any other applicable Law. Seller and Buyer will furnish to each other all information required for any application or other filing under the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement. Nothing in this Agreement will be deemed to require the Seller, Buyer or any of their respective Subsidiaries (i) to divest or hold separate any assets or agree to limit its future activities, method or place of doing business, (ii) to commence any litigation against any Person in order to facilitate the consummation of the transactions contemplated by this Agreement, or (iii) to defend against any litigation filed with or brought by any Governmental Authority seeking to prevent the consummation of, or impose limitations on, any of the transactions contemplated hereby.

6.7 Regulatory Payments. With effect from the date of this Agreement, Buyer shall be responsible for managing the payment of any Regulatory Payments with respect to the Acquired Assets, as provided in the Management Services Agreement.

6.8 Notification of Customers. Buyer shall prepare a required joint letter to the Active Customers in form and substance reasonably satisfactory to both Parties. Seller shall provide Buyer with the necessary contact information for the Active Customers as part of the Acquired Customer Historical Valuation Report or in a separate file provide within five (5) Business Days from the date of this Agreement. Buyer shall issue the joint notice to the Active Customers as soon as reasonably practicable following the date of this Agreement, and shall bear the costs and expenses of preparing the joint notice and mailing.

6.9 Access to Information; Maintenance of Records.

(a) For a period of three years after the Closing Date each Party and its Representatives shall have reasonable access to all of the Books and Records compiled with respect to the period prior to the Closing Date, in the possession of the other Party to the extent that such access may reasonably be required by such Party, or other matters relating to or affected by the operation of the Acquired Assets.

(b) Such access shall be afforded by the Party in possession of such Books and Records upon receipt of reasonable advance notice and during normal business hours; provided, however, that: (i) any such access shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of that Party; (ii) no Party shall be required to take any action which would constitute a waiver of the attorney-client privilege or contravene any fiduciary duty or binding agreement entered into prior to the date of this Agreement; (iii) no Party shall be required to take any action which would reveal confidential or proprietary information or trade secrets; (iv) no Party shall be required to supply the other Party with any information which such Party is under a legal obligation not to supply; and (v) no Party shall be required to take any action that would contravene any applicable Law. The applicable Party exercising this right of access shall be solely responsible for any costs or expenses incurred by it hereunder.

(c) If the Party in possession of such Books and Records shall desire to dispose of any such Books and Records prior to the expiration of such period, such Party shall, prior to such disposition, give the other Party a reasonable opportunity at such other Party’s expense, to segregate and remove such Books and Records as such other Party may select.

6.10 Solicitation. Seller hereby agrees that for a period of one year from and after the Closing Date, it shall not, and shall cause its Representatives not to, directly or indirectly, solicit the Active Customers for the purpose of providing the form of Services provided to the Active Customers on the Closing Date. Seller agrees and acknowledges that in order to assure Buyer that the Acquired Assets will retain their value, the foregoing restrictions on Seller are necessary.

6.11 Taxes. Any sales Tax, use Tax, personal property Tax or similar Tax attributable to the sale or transfer of the Acquired Assets (“Transfer Taxes”) shall be borne by Seller. Seller shall be responsible for and shall pay any Taxes arising or resulting from or in connection with the ownership of the Acquired Assets attributable to the Pre-Closing Period. Buyer shall be responsible for and shall pay any Taxes arising or resulting from or in connection with the ownership of the Acquired Assets attributable to the Post-Closing Period. All Taxes (not including income Taxes) levied with respect to the Acquired Assets for a Taxable period which includes (but does not end on) the day immediately preceding the date on which such Acquired Assets were sold by Seller hereunder shall be apportioned between Buyer and Seller based on the number of days included in such period through and including the day immediately preceding the date on which such Acquired Assets were sold by Seller hereunder and the number of days included in such period from and after the such date.

6.12 Redesignation Charges. Seller or the Applicable Seller Subsidiary, shall execute any transfer agreements or other documentation in the form required by all incumbent local exchange carriers and any other vendors to enable the expedited transfer of the Acquired Customers and any underlying services to Buyer (“Redesignation Vendors”). Seller and the Applicable Seller Subsidiary, as applicable, shall take all such other actions (but Buyer shall pay all costs, fees and expenses imposed by any Redesignation Vendor) required to cause any Redesignation Vendor to redesignate the Acquired Customers and the underlying services to Buyer or any Applicable Buyer Subsidiary under the applicable contracts between Buyer or any Applicable Buyer Subsidiary and such Redesignation Vendors.

 ARTICLE VII

 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER TO CLOSE

The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing (and any Delayed Closing, if applicable), of each of the following conditions:

7.1 Accuracy of Representations. The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects (except that those representations and warranties that are qualified as to materiality shall be true and correct in all respects) as of the Closing Date (or the date of a Delayed Closing, as applicable) with the same effect as though such representations and warranties had been made on and as of the Closing Date (or the date of a Delayed Closing, as applicable) (provided that representations and warranties that are confined to a specified date shall speak only as of such date). Buyer shall have received a certificate signed by Seller to such effect.

7.2 Seller’s Performance. Each covenant and agreement that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing Date (or the date of a Delayed Closing, as applicable) shall have been duly performed and complied with in all material respects and Buyer shall have received a certificate signed by Seller to such effect.

7.3 No Order. No Governmental Authority shall have enacted, issued, promulgated or entered any Order that is in effect and has the effect of making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or could cause any of such transactions to be rescinded following the Closing Date (or the date of a Delayed Closing, as applicable).

7.4 FCC Approval. Buyer or the Applicable Buyer Subsidiary shall have received all approvals required from the FCC (the “FCC Approval”) to acquire the Acquired Assets.

7.5 Other Regulatory Approvals. Buyer or the Applicable Buyer Subsidiary shall have received all Regulatory Approvals, other than the FCC Approval, required or necessary to acquire the Acquired Assets.

7.6 Seller’s Deliveries. Each of the deliveries required to be made to Buyer pursuant to Section 3.2 shall have been so delivered.

7.7 Migration of Data. Seller shall have provided Buyer with a copy of the information contained in its BSS and the OSS relating to the Acquired Customers sufficient for input into Buyer’s BSS and OSS within 30 days from the date of this Agreement.

7.8 Closing Statement. Buyer shall have agreed to the Closing Statement, or Seller shall have agreed to any adjustments thereto requested by Buyer.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER TO CLOSE

Seller’s obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

8.1 Accuracy of Representations. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects (except that those representations and warranties that are qualified as to materiality or similar expressions shall be true and correct in all respects) as of the Closing Date (or the date of a Delayed Closing, as applicable) with the same effect as though such representations and warranties had been made on and as of the Closing Date (or the date of a Delayed Closing, as applicable) (provided that representations and warranties that are confined to a specified date shall speak only as of such date). Seller shall have received a certificate of Buyer to such effect.

8.2 Buyer’s Performance. The covenants and agreements that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (or the date of a Delayed Closing, as applicable) shall have been performed and complied with in all material respects (except that those covenants and agreements that are qualified as to materiality or similar expressions shall have been duly performed and complied with in all respects) and Seller shall have received a certificate of Buyer to such effect.

8.3 No Order. No Governmental Authority shall have enacted, issued, promulgated or entered any Order that is in effect and that has the effect of making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or could cause any of such transactions to be rescinded following the Closing Date(or the date of a Delayed Closing, as applicable).

8.4 FCC Approval. Buyer or the Applicable Buyer Subsidiary shall have received the FCC Approval.

8.5 Other Regulatory Approvals. Buyer or the Applicable Buyer Subsidiary shall have received all Regulatory Approvals, other than the FCC Approval, required or necessary to acquire the Acquired Assets.

8.6 Buyer’s Deliveries. Each of the deliveries required to be made to Seller pursuant to Section 3.2 shall have been so delivered.

ARTICLE IX

TERMINATION

9.1 Termination Events. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may only be terminated by either Seller or Buyer if a Governmental Authority issues a Final Order prohibiting the transactions contemplated hereby and, in any such case, such termination shall only be effective with respect to any Acquired Assets the subject of such Final Order. For avoidance of doubt, in no event shall Buyer have a right to terminate this Agreement if it fails to secure the funds necessary to fund the Closing Payment.

9.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 9.1, all rights and obligations of the Parties under this Agreement shall terminate without any liability of any Party to any other Party; provided that, (a) nothing herein shall relieve any Party from any liability for (i) breach of any provision of this Agreement or (ii) fraud or willful misconduct and (b) Buyer shall remain obligated to make the Closing Payment and the Acquired Assets subject to any Final Order shall remain subject to the terms and conditions of the Management Services Agreement. The provisions of this Section 9.2 (and, to the extent applicable to the interpretation or enforcement of such provisions, Article XI), shall expressly survive the termination of this Agreement.

ARTICLE X

GENERAL PROVISIONS

10.1 Confidentiality. For a period of two years after the Closing Date, none of Seller nor any of its Representatives, shall, directly or indirectly, without the prior written consent of Buyer, disclose to any Person (other than each other and their respective Representatives) any confidential or proprietary information included in the Acquired Assets; provided that the foregoing restriction shall not (a) apply to any information generally available to, or known by, the public (other than as a result of disclosure in violation of this Section 10.1), or (b) prohibit any disclosure (i) required by applicable Legal Requirements so long as, to the extent legally permissible and feasible, Seller provides Buyer with reasonable prior notice of such disclosure and a reasonable opportunity to contest such disclosure or (ii) made in connection with the enforcement of any right or remedy relating to any of the Transaction Documents or the transactions contemplated thereby.

10.2 Transaction Expenses. Except as expressly provided in this Agreement, each Party shall bear its own costs and expenses, including attorney, accountant and other consultant fees, in connection with the execution and negotiation of this Agreement and the consummation of the transactions contemplated hereby, including in connection with obtaining the Regulatory Approvals.

10.3 Public Announcements. Unless otherwise required by applicable Legal Requirement, Buyer, on the one hand, and Seller, on the other hand, shall consult with each other before issuing any press release or otherwise making any public statement with respect to the execution of this Agreement, the terms and conditions hereof, the consummation transactions contemplated hereby, or the activities and operations of the other and shall not issue any such release or make any such statement without the prior written consent of the other (such consent not to be unreasonably withheld, conditioned or delayed).

10.4 Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and shall be deemed to have been duly given when (a) delivered by hand (with written confirmation of delivery), (b) delivered to the addressee, if sent by an overnight delivery service (prepaid, receipt requested), or (c) received or rejected by the addressee, if sent by registered or certified mail (postage prepaid, return receipt requested), in each case to the appropriate addresses and representatives (if applicable) set forth below (or to such other addresses and representatives as a Party may designate by notice to the other Parties):

(i)
If to Seller, then to:

Fusion Cloud Services, LLC
c/o Fusion Connect, Inc.
420 Lexington Avenue, Suite 1718
New York, New York 10170
Attn: General Counsel

With a copies (which shall not constitute notice) to:

Kelley Drye & Warren LLP
101 Park Avenue
New York, New York 10178
Attn: Jack Miles, Esq.

(ii)
If to Buyer:

Lingo Management, LLC
3060 Peachtree Road NW, Suite 1065
Atlanta, GA 30305
Attn: Michelle Ansley, President

With a copy (which shall not constitute notice) to:

Jones Day
1420 Peachtree Street, N.E.
Suite 800
Atlanta, Georgia 30309-3053
Attention: William B. Rowland

10.5 Waiver. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable Law, (a) no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given, and (b) no notice to or demand on one Party shall be deemed to be a waiver of any right of the Party giving such notice or demand to take further action without notice or demand.

10.6 No Survival of Representations and Warranties. The representations and warranties of the Parties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Closing Date; provided, that if there are one or more Delayed Closings, the representations and warranties shall survive until the last Delayed Closing.

10.7 Entire Agreement; Amendment. This Agreement (including the Exhibits) and the other Transaction Documents supersede all prior agreements between Buyer and any Applicable Buyer Subsidiary, on the one hand, and Seller and/or the Applicable Seller Subsidiaries, on the other hand, with respect to its subject matter and constitute a complete and exclusive statement of the terms of the agreements between Buyer and the Applicable Buyer Subsidiary, on the one hand, and Seller and each of the Applicable Seller Subsidiaries, on the other hand, with respect to their subject matter. For the avoidance of doubt, this Section 10.7 does not supersede (i) the Agreement and Plan of Merger by and among Fusion Telecommunications International, Inc., Fusion BCHI Acquisition LLC, and Birch Communications Holdings, Inc. dated August 26, 2017, as amended, (ii) the Transition Services Agreement by and among Fusion Connect, Inc. and Lingo Management, LLC, dated May 4, 2018 or (iii) the Carrier Solutions Wholesale Master Services Agreement by and between Fusion Connect, Inc. and Lingo Management, LLC, dated May 4, 2018. This Agreement may not be amended except by a written agreement executed by all of the Parties.

10.8 Assignment. This Agreement, and the rights, interests and obligations hereunder, shall not be assigned by either Party by operation of Law or otherwise without the express written consent of the other Party (which consent may be granted or withheld in the sole discretion of such other Party); provided, however, that Buyer shall be permitted, upon prior notice to Seller, to assign all or part of its rights or obligations hereunder, including the rights to acquire some or all of the Acquired Assets, to the Applicable Buyer Subsidiaries.

10.9 Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability.

10.10 Governing Law; Consent to Jurisdiction and Venue; Jury Trial Waiver.

(a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts made to be performed entirely in such state without regard to principles of conflicts or choice of laws or any other Law that would make the Laws of any other jurisdiction other than the State of Delaware applicable hereto.

(b) The Parties consent to service of process by mail (in accordance with Section 10.4) or any other manner permitted by Law.

(c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, ACTION, CLAIM, CAUSE OF ACTION, SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY THAT THIS SECTION 10.10(c) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THE PARTIES ARE RELYING AND WILL RELY ON IN ENTERING INTO THIS AGREEMENT AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.10(c) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

10.11 Counterparts. This Agreement and any amendment hereto may be executed in one or more counterparts, each of which shall be deemed to be an original of this Agreement or such amendment and all of which, when taken together, shall be deemed to constitute one and the same instrument. Notwithstanding anything to the contrary in Section 10.4, delivery of an executed counterpart of a signature page to this Agreement or any amendment hereto by email attachment shall be effective as delivery of a manually executed counterpart of this Agreement or such amendment, as applicable.

10.12 Parties in Interest; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable benefit, claim, cause of action, remedy or right of any kind.

10.13 Cumulative Remedies. All rights and remedies of either Party are cumulative of each other and of every other right or remedy such Party may otherwise have at Law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies, including the right to specific performance of the terms hereof

10.14 Non-Recourse. Any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against Persons that are expressly named as Parties, and then only with respect to the specific obligations set forth herein. No former, current or future direct or indirect equityholders, controlling Persons, stockholders, directors, officers, employees, members, managers, agents, trustees, Affiliates, general or limited partners or assignees of the Parties or of any former, current or future direct or indirect equityholder, controlling Person, stockholder, director, officer, employee, member, manager, agent, trustee, Affiliate, general or limited partner or assignee of any of the foregoing (collectively, but for the avoidance of doubt excluding the Parties) will have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of any Party under this Agreement or for any action based on, in respect of, or by reason of, the transactions contemplated hereby (including the breach, termination or failure to consummate any of the transactions), in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable action, by virtue of any statute, regulation or applicable Law or otherwise and whether by or through attempted piercing of the corporate, limited liability company or partnership veil, by or through a claim by or on behalf of a Party hereto or another Person or otherwise.

10.15  Effective Time. The transactions contemplated by this Agreement shall be deemed to be effective as of 12:01 a.m. (Eastern Time) on the date hereof.

 [Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

FUSION CLOUD SERVICES, LLC

By: /s/ James P. Prenetta, Jr.
Name: James P. Prenetta, Jr.
Title: Executive Vice President and General Counsel

LINGO MANAGEMENT, LLC

By: /s/ Michelle Ansley
    Name: Michelle Ansley
Title: President

Exhibit A – Bill of Sale

BILL OF SALE

Pursuant to the Asset Purchase Agreement (the “Agreement”), dated as the 1ST day of February 2019, by and between Fusion Cloud Services, LLC (f/k/a Birch Communications, LLC), a limited liability company formed under the laws of the State of Georgia (“Seller”), and Lingo Management, LLC, a limited liability company formed under the laws of the State of Georgia (“Buyer”), and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller on behalf of itself and the Applicable Seller Subsidiaries, does hereby unconditionally and irrevocably sell, assign, transfer, convey and deliver unto Buyer and the Applicable Buyer Subsidiaries, and their successors and assigns, the Acquired Assets (as defined in the Agreement) identified in Annex A hereto, intending hereby to convey good, valid and marketable title to all of the Acquired Assets listed in Annex A to Buyer free and clear of all Encumbrances (as defined in the Agreement) to have and to hold those Acquired Assets from and after the date hereof.

Seller hereby covenants to and agrees with Buyer, its successors and assigns, to execute, acknowledge and deliver to, or to cause to be executed, acknowledged and delivered to Buyer, its successors and assigns, all such further deeds, assignments, transfers, conveyances, powers of attorney and assurances that may be reasonably requested by Buyer for the selling, assigning, transferring, conveying, delivering, assuring and confirming to Buyer, its successors or assigns, or for aiding and assisting in collecting or reducing to Buyer’s possession, the Acquired Assets listed in Annex A.

To the extent of any conflict between the terms of this Bill of Sale and the Agreement, the terms of the Agreement shall govern and control.

This Bill of Sale shall be binding upon the successors and assigns of Seller and the Applicable Seller Subsidiaries and shall inure to the benefit of the successors and assigns of Buyer and the Applicable Buyer Subsidiaries.

The provisions of Sections 10.2 (Transaction Expenses), 10.4 (Notices) and 10.10 (Governing Law; Consent to Jurisdiction and Venue; Jury Trial Waiver) of the Agreement shall apply to this Bill of Sale and are hereby incorporated herein by this reference.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly executed and delivered as of this day of , 2019.

FUSION CLOUD SERVICES, LLC

By: __________________________
Name: James P. Prenetta, Jr.
Title: EVP and General Counsel